Exhibit 99.6

AETNA INC. 151 FARMINGTON AVENUE, RW61 HARTFORD, CT 06156-3215

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 18, 2015. Have your Voting Instruction Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Instruction Cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically for future meetings.

VOTE BY PHONE - 1-800-690-6903

If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 18, 2015. Have your Voting Instruction Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Complete, sign and date your Voting Instruction Card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[                    ] KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

AETNA INC.
The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.	For	Against	Abstain
1.

To approve the issuance of Aetna Inc. common shares, par value $0.01 per share (“Aetna common shares”), to Humana Inc. stockholders in the merger between Echo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Aetna Inc., and Humana Inc. pursuant to the Agreement and Plan of Merger, dated as of July 2, 2015, among Aetna Inc., Echo Merger Sub, Inc., Echo Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Aetna Inc., and Humana Inc., as it may be amended from time to time (the “merger agreement”).

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2.

To approve the adjournment of the Special Meeting of Shareholders of Aetna Inc. if necessary to solicit additional proxies if there are not sufficient votes to approve the issuance of Aetna common shares pursuant to the merger agreement at the time of the Special Meeting of Shareholders of Aetna Inc.

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NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of Shareholders of Aetna Inc. and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF SHAREHOLDERS OF

AETNA INC.

Monday, October 19, 2015, 1:30 p.m., Eastern Time, at the Hilton Garden Inn at 85 Glastonbury Blvd., Glastonbury, CT

Your vote is important to us. You may provide your voting instructions by Internet, telephone or mail. Please provide your voting instructions at your earliest convenience even if you plan to attend the Special Meeting of Shareholders of Aetna Inc. (“Aetna”). Voting instructions appear on the reverse side of this card. Your individual voting instructions are held in confidence.

NOTE: If you plan to attend the meeting, you must follow the admission and ticket request procedure in the accompanying joint proxy statement/prospectus. Aetna’s Corporate Secretary must receive your written request for an admission ticket on or before October 13, 2015. You must present your admission ticket along with a government-issued photo identification (e.g., a driver’s license or passport) in order to be admitted to the Special Meeting of Shareholders of Aetna.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: The Aetna Notice of Special Meeting and joint proxy statement/prospectus are available at www.proxyvote.com.

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Voting Instructions – Aetna Inc.

Special Meeting of Shareholders of Aetna

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF STATE STREET BANK AND TRUST COMPANY

TO: Participants in the Aetna 401(k) Plan and/or Aetna Affiliate 401(k) Plan:

This Voting Instruction Card constitutes the confidential voting instructions of the participants in the Aetna 401(k) Plan (“Aetna Plan”) and Aetna Affiliate 401(k) Plan (“Affiliate Plan”) (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustee under each Plan to vote the shares of common stock of Aetna Inc. held under the respective Plans on their behalf, in accordance with the terms of the respective Plans and to vote those shares in accordance with your instructions at the Special Meeting of Shareholders of Aetna to be held on October 19, 2015, and at any adjournment or postponement thereof. State Street Bank and Trust Company is the trustee under the Aetna Plan and the Affiliate Plan. Please indicate by checking the appropriate box how you want these shares to be voted by the trustee and return this card to the trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in the strictest confidence and will not be disclosed to Aetna. If you fail to provide voting instructions to the applicable trustee by 11:59 p.m. Eastern Time on October 14, 2015, by telephone, by Internet, or by completing, signing and returning this card, the applicable trustee will vote the shares held on your behalf in the same manner and proportion as those shares for which that trustee receives proper and timely instructions.

If you vote by telephone or the Internet, please DO NOT mail back this Voting Instruction Card.

THANK YOU FOR VOTING

(Items to be voted appear on reverse side.)